EXHIBIT 3.1

CERTIFICATE OF FORMATION

OF

A. H. BELO TEXAS, INC.

ARTICLE ONE

The undersigned, acting as organizer of a for-profit corporation under the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts the following Certificate of Formation for the corporation:

The filing entity being formed is a for-profit corporation. The name of the corporation is A. H. Belo Texas, Inc.

ARTICLE TWO

The address of its initial registered office in the State of Texas is 1999 Bryan Street, Suite 900, Dallas, Texas 75201. The name of its initial registered agent at such address is CT Corporation System.

ARTICLE THREE

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the TBOC.

ARTICLE FOUR

SECTION 1.    Authorized Shares.

The aggregate number of shares of stock that the corporation shall have the authority to issue is one hundred twenty-seven million (127,000,000) shares, of which two million (2,000,000) shares shall be Preferred Stock (the “Preferred Stock”), par value $.01 per share, and one hundred twenty-five million (125,000,000) shares shall be Common Stock (the “Common Stock”), par value $.01 per share. Ninety million (90,000,000) shares of Common Stock shall be designated as Series A Common Stock (herein called “Series A Stock”), and thirty million (30,000,000) shares of Common Stock shall be designated as Series B Common Stock (herein called “Series B Stock”).

The Board of Directors is hereby expressly vested with authority to establish an additional series of unissued shares of Common Stock (referred to herein as “Series C Stock”) from the remaining shares of Common Stock not designated herein as Series A Stock or Series B Stock in the manner provided by the TBOC, and to issue shares of Series C Stock. The corporation shall not issue any additional shares of Series B Stock or shares of Series C Stock if such issuance would result in the Series A Stock being excluded from trading on the New York Stock Exchange, The Nasdaq Stock Market, and other national securities exchanges and also being excluded from quotation on any national quotation system then in use. Subject to the foregoing and to the TBOC, the Board of Directors shall have the authority to fix the number of shares constituting the Series C Stock, and to increase or decrease the number of shares of the Series C Stock prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of the Series C Stock shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the shares of Preferred Stock and Common Stock or any series of any class of stock of the corporation, and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Formation (this “Certificate of Formation”).

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

SECTION 2.    Common Stock - Series A, Series B, and Series C Stock.

A.	Powers, Preferences, and Rights

The Board of Directors shall have the authority to fix or to alter the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Series C Stock; provided that in no such case shall the powers, preferences, and rights of the Series C Stock be greater than those provided for herein; and provided further that in no such case shall the voting rights of the Series C Stock be other than as provided for herein or in the resolution or resolutions of the Board of Directors providing for the issuance of the Series C Stock that is or are consistent with the limitations herein. The Board of Directors may make changes in the rights, powers, and preferences of the Series C Stock if no shares of such series have been issued, provided that in no such case may the rights, powers, and preferences of any such series be greater than those described herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Formation or any resolution or resolutions providing for the establishment and issuance of Series C Stock, the rights, powers, and preferences of the Series A Stock, the Series B Stock, and the Series C Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

B.	Voting Rights

1.	If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

2.

If two or more series of Common Stock are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote, each share of Series B Stock shall entitle the holder thereof to ten (10) votes, and each share of Series C Stock shall entitle the holder thereof to not less than one-tenth (1/10) of a vote nor more than one (1) vote, on all matters submitted to a vote of shareholders. Such voting rights of the Series C Stock shall be set forth in resolutions of the Board of Directors included in a Statement of Designations (as defined in subparagraph 1.1 of Article Eleven) to be filed with respect to such series. Except as set forth herein or in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, all actions submitted to a vote of shareholders shall be voted on by the holders of Series A Stock, Series B Stock, and Series C Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

3.

If two or more series of Common Stock are issued and outstanding, the holders of shares of Series A Stock, Series B Stock, and Series C Stock shall each be entitled to vote separately as a class with respect to (a) amendments to this Certificate of Formation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely, and (b) such other matters as require class votes under the TBOC.

4.

Except as otherwise provided by law or pursuant to this Article Four or by resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of the Series A Stock, Series B Stock, and Series C Stock shall have sole voting power for all purposes, each holder of the Series A Stock, Series B Stock, and Series C Stock being entitled to vote as provided in this paragraph B of this Section 2 and in the resolution or resolutions of the Board of Directors providing for the issuance of the Series C Stock.

C.	Dividend

1.

If no shares of a particular series of Common Stock are outstanding, the Board of Directors may declare and distribute a stock dividend payable in shares of that series to the holders of any other class or series of stock then outstanding.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

2.

If and when dividends on the Series A Stock, Series B Stock, or Series C Stock are declared payable from time to time by the Board of Directors as provided in this subparagraph C.2, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends. Except for dividends permitted by subparagraph C.1, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock, and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Stock, as the case may be, that have been split, divided, or combined.

3.

Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock, and the Series C Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D.	Conversion of Series B Stock by Holder

1.

The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder’s option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

2.

In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the “conversion date”) on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

3.

As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of paragraph F of this Section 2, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

4.

Upon any conversion of shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

5.

In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

6.	Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

7.

Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

E.	Termination of Series B or Series C Stock

1.

All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a.

if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, The Nasdaq Stock Market, and other national securities exchanges and is also excluded from quotation on any national quotation system then in use; or

b.	at the option of the corporation:

(i)	at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

(ii)

if the Board of Directors, in its sole discretion, elects to effect a conversion (A) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on any national

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

quotation system then in use, or (B) due to requirements of federal or state law, in any such case, as a result of the existence of the Series B Stock.

2.

All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

a.

if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, The Nasdaq Stock Market, and other national securities exchanges and is also excluded from quotation on any national quotation system then in use; or

b.	at the option of the corporation:

(i)	at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

(ii)

if the Board of Directors, in its sole discretion, elects to effect a conversion (A) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on any national quotation system then in use, or (B) due to requirements of federal or state law, in any such case, as a result of the existence of the Series C Stock.

3.

Upon any automatic conversion of Series B Stock or Series C Stock pursuant to this paragraph E of this Section 2, each certificate representing outstanding shares of Series B Stock or Series C Stock, as the case may be, shall thereafter be deemed to represent a like number of shares of Series A Stock or Common Stock, as the case may be.

F.	Limitations on Transfer of Series B Stock

1.

No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock, whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a “Permitted Transferee” as provided herein.

a.

In the case of a holder of record of the Series B Stock (the “Series B Holder”) who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

(i)

The spouse of such Series B Holder, any lineal descendant of a great-grandparent of such Series B Holder, or any spouse of such lineal descendent (herein collectively referred to as “such Series B Holder’s Family Members”);

(ii)

The trustee or trustees of a trust (including a voting trust) for the sole benefit of such Series B Holder and/or one or more of such Series B Holder’s Family Members, except that such trust may also grant a general or special power of appointment to one or more of such Series B Holder’s Family Members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the Trust or the estates of one or more of such Series B Holder’s Family Members payable by reason of the death of any of such Family Members; provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series B Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the corporation or any person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

(iii)

A corporation wholly owned by such Series B Holder and/or such Series B Holder’s Family Members or a partnership or limited liability company in which all of the partners or members are, and all of the partnership or membership interests are owned by, such Series B Holder and/or such Series B Holder’s Family Members, provided that if by reason of any change in the ownership of such stock or partners or members or partnership or membership interests, such corporation, partnership or limited liability company would no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such corporation, partnership or limited liability company shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

(iv)

An organization established by the Series B Holder or such Series B Holder’s Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes (a “Charitable Organization”) and a majority of whose governing board at all times consists of the Series B Holder and/or one or more of the Permitted Transferees of such Series B Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series B Holder, all shares of Series B Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock; and

(v)

The executor, administrator, or personal representative of the estate of a deceased Series B Holder or the guardian, conservator or legal representative of a Series B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

b.

In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c below, Permitted Transferees shall include only the following:

(i)

any successor trustee of such trust who is described in subparagraph F.1.b(ii) below, or who is not and will not thereby become, an Interested Shareholder of the corporation (as defined in subparagraph 3.2. of Article Eleven); and

(ii)	the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

c.

In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Series B Record Date (a “Transferor Trust”), Permitted Transferees shall include only the following:

(i)

any successor trustee of such Transferor Trust who is described in subparagraph F.1.c (ii) or (iii) below, or who is not, and will not thereby become, an Interested Shareholder of the corporation (as defined in subparagraph 3.2. of Article Eleven);

(ii)

any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

(iii)	any Family Member of the person who established such Transferor Trust.

d.

In the case of a record (but not beneficial) owner of the Series B Stock as a nominee for the person who was the beneficial owner thereof on the Series B Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

e.

In the case of a Series B Holder that is a partnership or limited liability company and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only the following:

(i)	any partner of such partnership or member of such limited liability company who was also a partner of such partnership or member of such limited liability company on the Series B Record Date;

(ii)

any person transferring shares of Series B Stock to such partnership or limited liability company after the Series B Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership or limited liability company); and

(iii)

any Permitted Transferee of such person referred to in subparagraph F.1.e(i) or F.1.e(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph F.1.e).

f.	In the case of a Series B Holder that is a corporation and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only the following:

(i)

any shareholder of such corporation on the Series B Record Date who receives shares of Series B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

(ii)

any person transferring shares of Series B Stock to such corporation after the Series B Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

(iii)

any Permitted Transferee of such shareholder or person referred to in subparagraph F.1.f(i) or (ii) above (not in excess of the number of shares that such shareholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

(iv)

the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

For purposes of this subparagraph F.1.f, a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

g.

In the case of a Series B Holder who is the executor, administrator or personal representative of the estate of a deceased Series B Holder or the guardian, conservator or legal representative of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, or incompetent Series B Holder.

2.

Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder’s shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

3.	For purposes of this paragraph F:

a.	The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

b.	Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

c.	A minor for whom shares of Series B stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

d.	Unless otherwise specified, the term “person” means both natural persons and legal entities; and

e.	The “Series B Record Date” shall mean 5:00 p.m., Eastern Time, on January 31, 2008.

4.

Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee’s shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other disposition as determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted Transferee.

G.	Registration of Series B Stock

1.

Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in “street” or “nominee” names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation’s then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of paragraphs F and G of this Section 2, the term “beneficial owner(s)” of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and “beneficially owned” shares shall refer to shares owned by such a beneficial owner.

2.

The corporation shall note conspicuously on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

H.	Priority of Preferred Stock

1.

The Series A Stock, Series B Stock, and Series C Stock are subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of this Article Four.

I.	Liquidation, Dissolution, or Winding Up

1.

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Stock, if any, in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Stock, if any, and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock, and the Series C Stock, if any, in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.

SECTION 3. Preferred Stock.

The Board of Directors of the corporation is hereby expressly vested with authority to issue up to 2,000,000 shares of Preferred Stock, par value $.01 per share, in series. The Board of Directors is expressly vested with authority to establish series of such Preferred Stock, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof, all in the manner provided by the TBOC. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

a.	The number of shares constituting that series and the distinctive designation of that series;

b.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

c.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

d.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

e.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

f.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

g.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

h.	Any other relative rights, preferences and limitations of that series.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

SECTION 4. General.

The Board of Directors may in its discretion issue from time to time authorized but unissued shares for such consideration as it may determine and that is permitted under the TBOC, and holders of Common Stock and Preferred Stock shall have no preemptive rights, as such holders, to purchase any shares or securities of any class, including treasury shares, which may at any time be issued or sold or offered for sale by the corporation.

Cumulative voting of shares of stock of the corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

The corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the corporation shall have notice thereof.

ARTICLE FIVE

The name and mailing address of the sole organizer is:

Christine E. Larkin

1954 Commerce Street

Dallas, Texas 75201

ARTICLE SIX

The number of directors constituting the initial Board of Directors is eight (8). Thereafter, the number of directors of the corporation constituting the Board of Directors shall be fixed by or in the manner provided in the Bylaws. The name and address of each person who will serve as a director until the first annual meeting of shareholders or until a successor is elected and qualified is as follows:

Name	Address
John A. Beckert	1954 Commerce Street Dallas, Texas 75201

Louis E. Caldera	1954 Commerce Street Dallas, Texas 75201

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

Name	Address
Robert W. Decherd	1954 Commerce Street Dallas, Texas 75201

Ronald D. McCray	1954 Commerce Street Dallas, Texas 75201

Tyree B. Miller	1954 Commerce Street Dallas, Texas 75201

James M. Moroney III	1954 Commerce Street Dallas, Texas 75201

John P. Puerner	1954 Commerce Street Dallas, Texas 75201

Nicole G. Small	1954 Commerce Street Dallas, Texas 75201

ARTICLE SEVEN

The corporation is to have perpetual existence.

ARTICLE EIGHT

The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the Bylaws, or this Certificate of Formation directed or required to be exercised and done by the shareholders.

ARTICLE NINE

The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the corporation’s Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Formation, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article Nine.

ARTICLE TEN

SECTION 1. Quorum for Meeting of Shareholders.

The holders of a majority of the voting power of all the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

SECTION 2. Vote Required for Fundamental Business Transactions and Certain Other Matters.

Except as otherwise provided in this Certificate of Formation and in Sections 10.005 and 10.006 of the TBOC, for purposes of (1) the approval of a Fundamental Business Transaction (as defined in Section 1.002(32) of the

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

TBOC) under Section 21.457 of the TBOC, and (2) the approval under Section 21.364 of the TBOC of those Fundamental Actions described in subsections (a)(2), (3), (4) and (5) of Section 21.364 (or as such matters may be defined under any successor provisions of Texas law), the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in addition to any separate vote of a class or series of shares that may otherwise be required by the TBOC, this Certificate of Formation or any Certificate of Designation. Notwithstanding any other provisions of this Certificate of Formation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of shares required by law, this Certificate of Formation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares entitled to vote thereon, voting together as a single class, shall be required to alter, amend, or repeal this Section 2 of Article Ten.

SECTION 3. Vote Required for Amendments to the Certificate of Formation.

Except as otherwise provided in this Certificate of Formation, the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of stock entitled to vote with respect to an amendment of this Certificate of Formation (including any amendment described in Section 21.364(a)(1) of the TBOC), voting together as a single class, shall be required to approve such an amendment, in addition to any separate vote of a class or series of shares that may otherwise be required by the TBOC, this Certificate of Formation or any Certificate of Designation.

SECTION 4. Successor Provisions of the TBOC.

Any reference to a Section of the TBOC in this Article Ten shall also be deemed a reference to any successor provision thereto under Texas law.

ARTICLE ELEVEN

The shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleven.

SECTION 1.

1.	Except as otherwise expressly provided in Section 2 of this Article Eleven:

a.

any merger or combination of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined), or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

b.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

c.

the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

d.	the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

e.

any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (hereinafter in this Article Eleven referred to as the “Voting Stock”), voting together as a single class (it being understood that, for purposes of this Article Eleven, each share of stock shall have the number of votes granted to it pursuant to Article Four of this Certificate of Formation or any statement of designations of the rights, powers and preferences of any class or series of stock made pursuant to Article Four (a “Statement of Designations”)). Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Formation (other than Section 2 of this Article Eleven but only to the extent provided therein) or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Formation or any Statement of Designations.

2.	The term “Business Combination” as used in this Article Eleven shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of this Section 1.

SECTION 2.

The provisions of Section 1 of this Article Eleven shall not be limited to any particular Business Combination, and a Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Formation (other than Section 1 of this Article Eleven), any Statement of Designations, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the shareholders of the corporation solely in their respective capacities as shareholders of the corporation, the condition specified in the following paragraph l of this Section 2 is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs l or 2 of this Section 2 are met:

1.

The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; or

2.	All of the following conditions shall have been met:

a.

the consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”). If within such two-year period the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Shareholder within such two-year period.

b.

the aggregate amount of the cash and the Fair Market Value, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2.b shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has previously acquired any shares of Common Stock):

(i)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or in the transaction in which it became an Interested Shareholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of JPMorgan Chase Bank, N.A. (or such other major bank as may be selected by the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(ii)	the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(iii)

(if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to subparagraph 2.b(ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of Common Stock; or

(iv)

an amount per share determined by multiplying the earnings per share of Common Stock for the four full consecutive fiscal quarters of the corporation immediately preceding the Consummation Date of such Business Combination by the then price/earnings multiple (if any) of such Interested Shareholder as customarily computed and reported in the financial community; provided, that for the purposes of this subparagraph 2.b(iv), if more than one person constitutes the Interested Shareholder involved in the Business Combination, the price/earnings multiple (if any) of the person having the highest price/earnings multiple shall be used for the computation in this subparagraph 2.b(iv).

c.

the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2.c shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

(i)

(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

the Determination Date through the Consummation Date at the prime rate of interest of JPMorgan Chase Bank, N.A. (or such other major bank as may be selected by the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

(ii)

(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(iii)	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(iv)

(if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to subparagraph 2.c(iii)above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Shareholder acquired any shares of such class of Voting Stock.

d.	After such Interested Shareholder has become an Interested Shareholder and prior to the Consummation Date of such Business Combination:

(i)

except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any,

(ii)

there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and

(iii)

such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

e.

After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

f.

A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

SECTION 3.

For the purposes of this Article Eleven:

1.	A “person” shall mean any individual, firm, corporation, or other entity.

2.	“Interested Shareholder” shall mean any person (other than the corporation or any Subsidiary and other than any one or a group of more than one Continuing Director) who or which:

a.	is the beneficial owner, directly or indirectly, of more than ten per cent of the voting power of the outstanding Voting Stock; or

b.

is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten per cent or more of the voting power of the then-outstanding Voting Stock; or

c.

is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section 3 immediately above, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section 3 below, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

3.	A person shall be a “beneficial owner” of any Voting Stock which:

a.

such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns (which for purposes of this definition shall mean possession of the power to vote or dispose of, or to direct the voting or disposition of, such Voting Stock), directly or indirectly; or

b.

such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

c.

is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

4.	“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

5.

“Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section 3 the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the corporation.

6.

“Continuing Director” means any member of the Board of Directors of the corporation (the “Board”) who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board. For the avoidance

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

of doubt, as of immediately following the merger of A. H. Belo Corporation, a Delaware corporation, with and into the corporation (the “Effective Date”), each member of the Board of Directors who is unaffiliated with an Interested Shareholder as of the Effective Date (i.e., each of John A. Beckert, Louis E. Caldera, Ronald D. McCray, Tyree B. Miller, John P. Puerner and Nicole G. Small) shall be a Continuing Director with respect to such Interested Shareholder unless and until such member of the Board of Directors is no longer unaffiliated with such Interested Shareholder.

7.	“Fair Market Value” means:

a.

in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on any system then in use or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board in good faith; and

b.	in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

8.

In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs 2.b and 2.c of Section 2 of this Article Eleven shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

9.

With respect to references in this Article Eleven to periods that are wholly or partly prior to the Effective Date (as defined in paragraph 6 of this Section 3), references to the “corporation” shall be deemed to include A. H. Belo Corporation, a Delaware corporation, and references to “Voting Stock”, “Common Stock” or “stock” of any class or series of the corporation shall be deemed to include the Voting Stock, Common Stock or stock of the class or series of A. H. Belo Corporation, a Delaware corporation, that in the merger of A. H. Belo Corporation, a Delaware corporation, with and into the corporation were converted into equivalent shares of Voting Stock, Common Stock or stock of any class or series of the corporation.

SECTION 4.

A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section 4 specified to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Eleven, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph 2 of Section 2 of this Article Eleven have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination referred to in subparagraph 1.1.b of Section 1 of this Article Eleven have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination referred to in subparagraph 1.1.c has, an aggregate Fair Market Value of $25,000,000 or more.

SECTION 5.

Nothing contained in this Article Eleven shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

SECTION 6.

Notwithstanding any other provisions of this Certificate of Formation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Formation or any Statement of Designations, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Eleven.

ARTICLE TWELVE

Meetings of shareholders may be held within or without the State of Texas as the Bylaws may provide. Special meetings of the shareholders may be called by (i) the holders of record of, in the aggregate, not less than fifty percent (50%) of the shares of the corporation entitled to vote at the proposed special meeting or (ii) the other persons or holders of record authorized to call special meetings of the shareholders by the Bylaws, in either case, in accordance and compliance with the provisions and requirements of the Bylaws. Elections of directors need not be by written ballot.

ARTICLE THIRTEEN

No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation by less than unanimous consent of the shareholders may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any such action is specifically denied.

ARTICLE FOURTEEN

No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article Fourteen does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for (i) a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. If the TBOC or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the TBOC or other applicable law, as so amended. Any repeal or modification of the foregoing provisions of this Article Fourteen by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE FIFTEEN

This document becomes effective upon filing with the Secretary of State of Texas.

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.

IN WITNESS WHEREOF, the undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty or perjury that the undersigned is authorized to execute the filing instrument.

Date: February 15, 2018

ORGANIZER

/s/ Christine E. Larkin
Christine E. Larkin

CERTIFICATE OF FORMATION OF A. H. BELO TEXAS, INC.